Third Addendum to License Agreement

Whereas the parties to that certain License Agreement executed on April 10, 2013, as amended on by addendums dated September 7, 2018 and January 30, 2019, and from time to time (the "License Agreement"), wish to further amend the License Agreement, and the other parties hereto wish to enter this agreement, in each case to support an expanded full collaboration business relationship wherein Prolung China Co. ("Prolung China") and subsidiary (ProLung Biotech Wuxi) agree to provide all ProLung Biotech Wuxi Know-How and Improvements and clinical data which are used in Clinical Trials in China (PLW-208 and PLW-216) to ProLung, and other matters as herein set forth, by this third addendum to the License Agreement (this "Addendum").

1. Down Payment. ProLung agrees to make a down payment totaling $150,000 (the "Down Payment") to ProLung China. Prior to the date of this Addendum, ProLung made a deposit payment of $5,000 to ProLung China, which shall form part of the Down Payment. Within a reasonable time of approximately 120 days from the date of the signed Memorandum of Understanding dated June 6, 2019, ProLung shall pay the balance of the Down Payment ($145,000) (non-refundable) to ProLung China. This Addendum shall become effective upon the payment of the balance of the Down Payment (the "Effective Date").

2. Cash Payments. ProLung agrees to make five cash payments aggregating $425,000 (the "Cash Payments") after the Effective Date of this Addendum in cash or immediately available funds. One Cash Payment shall become payable every 180 days after the Effective Date until the final of the five Cash Payments has been paid. The first four Cash Payments will be for $100,000 and the final cash payment will be for $25,000. The total cash payments including Cash Payments and Down Payment shall be $575,000.

   If either Party materially breaches this Addendum, including by failing to make timely payment of the Cash Payments as they fall due, the non-breaching Party shall give the breaching Party written notice describing the alleged breach. If the breaching Party has not cured such breach within thirty (30) days after receipt of such notice, the notifying Party will be entitled to terminate this Addendum effective immediately by written notice; provided, however, if either Party receives notification from the other of a material breach and if the Party alleged to be in breach notifies the non-breaching Party in writing within thirty (30) days of receipt of default notice that it disputes the asserted default, the parties shall discuss in good faith and attempt to resolve such dispute. If the parties are unable to resolve such dispute within thirty (30) days after notice of the dispute is received by the non-breaching Party, the matter may be submitted to a court of law. In the event that this Addendum is terminated for any reason, the terms of the License Agreement including all prior Addendums shall survive and stay into effect.

3. Shares. There are currently 3,861,849 shares of ProLung outstanding. ProLung agrees to deliver to ProLung China an aggregate of 347,566 ProLung shares (the "Consideration

Shares"). ProLung shall deliver the Consideration Shares to ProLung China upon completion of the following milestones:

a. 139,027 Consideration Shares (40% of the total Consideration Shares) upon ProLung Biotech Wuxi delivering the ProLung Biotech Wuxi Know-How and Improvements to ProLung. ProLung and ProLung China agree to cause ProLung Biotech Wuxi to deliver, and ProLung Biotech Wuxi agrees to deliver, the ProLung Biotech Wuxi Know-How and Improvements within 45 days of ProLung China receiving the Down Payment from ProLung, including all written device operation materials and supporting data (whether in Chinese and/or English) and to conduct in-person training to ProLung at ProLung's offices. ProLung and ProLung China agree to cause ProLung Biotech Wuxi to, and ProLung Biotech Wuxi agrees to, provide to ProLung 200 hours of services from a device operator (the "Device Operator") who will oversee and attend the US Validation Study device operation sessions for US patients (the "Device Operator Services"). ProLung shall cover the reasonable and documented costs of the Device Operator's travel and lodging while the Device Operator provides the Device Operator Services. The parties agree to negotiate in good faith the arrangements where additional services from the Device Operator are required by ProLung.

b. 69,513 shares (20% of the total Consideration Shares) when ProLung China delivers to ProLung the information and materials from the on-going China Clinical Trial Data (PLW-216) for the purpose of review and monitoring which are sufficient for ProLung to use in the US FDA Pre-submission review process.

c. 69,513 shares (20% of the total Consideration Shares) upon ProLung China transferring to ProLung after ProLung's request the completed China Clinical Trial Data (PLW-216).

d. 69,513 shares (20% of the total Consideration Shares) upon ProLung closing the sites of the Validation Study utilizing ProLung Biotech Wuxi Know How and Improvements for submission to the US FDA for approval.

ProLung China's vested ownership stake shall not be affected by an entry into bankruptcy by ProLung.

4. Exclusivity. ProLung hereby grants to ProLung China and/or ProLung Biotech Wuxi lifetime exclusivity as defined by the original License Agreement within the Field including Taiwan and within the Territory so long as ProLung China and/or ProLung Biotech Wuxi is actively engaged in commercializing the ProLung Technology within the Field and the Territory including Taiwan.

5. Ownership. Each Party agrees that ProLung China and/or ProLung Biotech Wuxi exclusively owns the clinical trial data (PL-208, PLW-208, PLW-216, PL-219) for the Territory and Taiwan, and ProLung exclusively owns the clinical trial data (PL-208, PLW-208, PLW-216 and PL-219) for the World excluding the Territory and Taiwan.

6. Representations and Warranties.

   a. Representations and Warranties of ProLung. ProLung represents and warrants that it has the full right, power and authority to enter into this Addendum and to perform its obligations hereunder; and further that it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering.

   b. ProLung China's Representation and Warranties.

      i. Generally. ProLung China represents and warrants that it is the full owner of the entire right, title and interest in the ProLung Biotech Wuxi Know-How and Improvements; that neither ProLung Biotech Wuxi, nor any other party, has granted to any other person any licenses or other rights under the ProLung Biotech Wuxi Know-How and Improvements that are in conflict with the terms and conditions of this Agreement.

      ii. Securities Representations. ProLung China represents and warrants that (i) it is acquiring the Consideration Shares in "offshore transactions" in compliance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), (ii) it is an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act) and agrees to furnish any additional information requested by ProLung or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisitions of the Consideration Shares, (iii) it has sufficient knowledge, skill and experience in investment, financial and business matters to be capable of evaluating the merits and risks of an investment in ProLung and protecting its own interests in connection with the acquisition of the Consideration Shares being acquired by it, (iv) with the assistance of its own professional advisors, to the extent that it has deemed appropriate, it has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Consideration Shares and the consequences of entering into this Addendum, (v) it has considered the suitability of the Consideration Shares as an investment in light of its own circumstances and financial condition and it is able to bear the risks associated with an investment in the Consideration Shares, (vi) it is acquiring the

Consideration Shares for its own account and not with a view to distribution, (vii) it acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Consideration Shares, (viii) it has had an opportunity to ask questions and receive answers from ProLung regarding the terms and conditions of the offering of the Consideration Shares, (ix) that ProLung has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Consideration Shares, (x) it is not relying on the advice or recommendations of ProLung and it has made its own independent decision that the investment in the Consideration Shares is suitable and appropriate for it, (xi) it understands that no federal or state agency has passed upon the merits or risks of an investment in the Consideration Shares or made any finding or determination concerning the fairness or advisability of its investment, (xii) the Consideration Shares will be "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, it must hold the Consideration Shares unless they are registered with the Securities and Exchange Commission ("SEC") and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available, (xii) it acknowledges that ProLung has no obligation to register or qualify the Consideration Shares for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Consideration Shares, and on requirements relating to ProLung which are outside of ProLung's control, and which ProLung is under no obligation, and may not be able, to satisfy, and (xiii) acknowledges that any certificates representing the Consideration Shares will bear a securities act legend covering the foregoing.

7. Definitions. Capitalized terms used but not defined in this Addendum shall have the meanings assigned to them in the Memorandum of Understanding.

1.1 "ProLung China Know-How" shall mean modifications of or improvements to or enhancements to the Party B Technology, including technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs directions, instructions, test protocols, procedures, and other knowledge, information, skills, and

materials owned or controlled by ProLung China and/or ProLung Biotech Wuxi. ProLung Biotech Wuxi Know-How and Improvements does not include: information or techniques that were already known to ProLung without restriction on use or disclosure prior to the receipt of such information directly from ProLung Biotech Wuxi; (b) were or are independently developed by ProLung without reference to or use of any ProLung Biotech Wuxi Know-How and Improvements; (c) were or become generally known by the public other than by wrongful act of ProLung

a. "PL-208" shall mean the ProLung Multi Center US Study.
b. "PLW-208" shall mean the ProLung China Study.
c. "PLW-216" shall mean the ProLung China current CFDA Validation Study.
d. "PL-219" shall mean the ProLung US planned US Validation Study using ProLung China Know-How and improvements to replicate PLW-216 results.

8. Other Provisions of License Agreement not Amended. Only those terms of the License Agreement specifically amended by this Addendum shall be amended and all other terms shall continue to be in full force and effect as specified in the License Agreement.

IN WITNESS WHEREOF, the parties set forth below have executed this Addendum by their respective duly authorized representatives.

Ning Zhou PhD (personally and as representative of any other person (or its successors and/or assigns) within the meaning of "Party A" as defined in the License Agreement)

7/29/19

ProLung Biotech Wuxi

7/29/19

ProLung China, Co.

7/29/19

ProLung, Inc.

Jared Bauer
Interim CEO 7/29/19